Exhibit 99.1

The Bancorp, Inc. Agrees to Acquire American Home Bank

Wilmington, De – June 4, 2009 – The Bancorp, Inc. (“Bancorp”) (Nasdaq: TBBK), a financial holding company, today announced that on April 1, 2009, Bancorp entered into a Stock Purchase Agreement (the “SPA”) with American Home Mortgage Holdings, Inc. (“Holdings”) and its wholly-owned subsidiary, American Home Bank, a federal savings association located in Illinois, to acquire all of the outstanding shares of capital stock of the American Home Bank (the “Acquisition”). The Acquisition was subject to approval by the United States Bankruptcy Court for the District of Delaware where Holdings is currently a debtor in possession. Such approval was received on May 15, 2009.

Key Transaction Points for Bancorp

-	OTS thrift charter, which will provide a platform for national operations, will support the continued growth of Bancorp’s prepaid card issuing and private client business lines
-	Transaction will support the expansion of Bancorp’s national deposit gathering strategies
-	Purchase price reflects discount to tangible book value and is expected to be additive to Bancorp operating results in 2009

“The acquisition of American Home Bank will enhance our platform and regulatory structure to support the continued growth of Bancorp’s prepaid card issuing and private client business lines” said Betsy Z. Cohen, Chief Executive Officer of Bancorp.

The purchase price will equal the amount of American Home Bank’s tangible book value at closing less certain adjustments set forth in the SPA and a $1 million purchase price reduction if the acquisition closes before July 31, 2009. The total consideration Bancorp expects to pay is between $7 and $11 million. Bancorp expects that following payment of a potential dividend by American Home Bank to its parent, the tangible book value of American Home Bank at closing will not exceed $11 million. Consummation of the Acquisition, which Bancorp expects will occur in the third quarter, is subject to customary conditions, including receipt of required approvals of applicable governmental agencies, including the Office of Thrift Supervision and the Federal Reserve and no event having occurred that would have a material adverse effect with respect to American Home Bank. There can be no assurance that all of the closing conditions to the Acquisition will be satisfied.

Forward-Looking Statements Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995: Statements made in this press release regarding Bancorp which are not historical facts are “forward-looking statements” that involve risks and uncertainties. These risks and uncertainties, which could cause actual results to differ materially from those contained in the forward looking statement, include those discussed in Bancorp’s filings with the Securities and Exchange Commission, including its annual report on Form 10-K for the year ended December 31, 2008 and its quarterly report on

Form 10-Q for the quarter ended March 31, 2008. These risks and uncertainties also include the following factors: the businesses of Bancorp and American Home Bank may not be integrated successfully; the expected growth opportunities from the acquisition of American Home Bank may not be fully realized; operating costs, customer losses and business disruption following the acquisition of American Home Bank may be greater than expected; adverse governmental or regulatory policies may be enacted; competition from other prepaid card providers may increase which may limit Bancorp’s ability to expand this business and increase deposits associated with it; fluctuations in interest rates may affect the revenues, earnings and deposits Bancorp anticipates as a result of the acquisition of American Home Bank; and general business and economic conditions could adversely affect Bancorp’s ability to market its prepaid card products successfully and the attractiveness of those products to customers. Bancorp does not undertake to update forward-looking statements in this press release or with respect to matters described herein, except as may be required by law.

About Bancorp

The Bancorp, Inc. is a financial holding company that operates The Bancorp Bank, an FDIC-insured commercial bank that delivers a full array of financial services and products both directly and through private-label affinity partner programs nationwide.

The Bancorp, Inc. Contact

Andres Viroslav

215-861-7990

andres.viroslav@thebancorp.com